                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported):March 9, 2000


                                Paxar Corporation
                    ---------------------------------------
             (Exact name of registrant as specified in its charter)


        New York                    0-5610                    13-5670050
----------------------------  ------------------------ -------------------------
(State or Other Jurisdiction  (Commission File Number) (IRS Employer Ident. No.)
   of Incorporation)


             105 Corporate Park Drive, White Plains, New York 10604
          ------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (914) 697-6800
                    ----------------------------------------
               Registrant's telephone number, including area code

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On March 9, 2000, Paxar Capital Corporation, a wholly-owned subsidiary of the Registrant, completed the disposition of 92.5% of the common stock of International Imaging Materials, Inc. ("AIIMAK@") in accordance with the terms of a Stock Purchase and Recapitalization Agreement, dated as of February 8, 2000, among Paxar Corporation, Paxar Capital Corporation, International Imaging Materials, Inc., Centre Capital Investors III, L.P., and related partnerships. Under the Agreement, IIMAK initially sold 92,500 shares of its common stock for a total of $30 million to Centre Capital Investors III, L.P., certain partnerships, and individual purchasers who were members of IIMAK management. IIMAK also borrowed funds from senior secured lenders and unsecured mezzanine lenders. After the stock sale and loan transactions, IIMAK purchased 2,500 shares of its common stock from Paxar Capital. At the closing of the purchase, IIMAK paid Paxar Capital $120 million in cash and issued Paxar Capital 7,500 shares of its Series A Non-Voting Non-Convertible Preferred Stock. The Series A Preferred Stock has a stated value of $1,000 per share and accrues dividends at the annual rate of 10%, which are compounded annually if not paid by March 31 of any year. IIMAK may redeem shares of the Series A Preferred Stock at any time by paying their stated value plus all accrued and unpaid dividends. Holders of shares of the Series A Preferred Stock may require IIMAK to redeem them at any time after eight years after issuance for the stated value plus accrued and unpaid dividends, subject to restrictions imposed by IIMAK's lenders.

         In connection with the transaction, the Registrant entered into a Supply Contract with IIMAK. Under the Supply Contract, the Registrant agreed, subject to certain exceptions, to purchase 100% of its requirements of certain thermal transfer ribbons and other products manufactured by IIMAK. The Registrant also entered into customary Registration Rights and Stockholders' Agreements with IIMAK and the other holders of its common stock.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (b)   Pro forma financial statements.

               Please see Pages following Signature page.

         (c)   Exhibits.

         10.1 Stock Purchase and Recapitalization Agreement, dated as of February 8, 2000, among Paxar Corporation, Paxar Capital Corporation, International Imaging Materials, Inc., Centre Capital Investors III, L.P., and related partnerships.

         10.2 Amendment No. 1, dated March 9, 2000, to the Stock Purchase and Recapitalization Agreement, dated as of February 8, 2000, among Paxar Corporation, Paxar Capital Corporation, International Imaging Materials, Inc., Centre Capital Investors III, L.P., and related partnerships.

         99.1  Press Release.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            PAXAR CORPORATION
                                            (Registrant)



Date: March 24, 2000                        By:/s/Robert S. Stone
                                               ------------------
                                                  Robert S. Stone
                                                  Vice President, General
                                                  Counsel and Secretary


                                      -3-
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               UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS



The unaudited pro forma condensed financial statements assume a disposition of IIMAK accounted for as a sale of 92.5% of IIMAK's common stock to Centre Capital Investors III, L.P., certain partnerships, and individual purchasers who were members of IIMAK management. The Registrant retained a 7.5% ownership in IIMAK common stock and this is reflected in the unaudited pro forma financial statements. The unaudited pro forma condensed balance sheet disaggregates the Registrant's and IIMAK's balance sheets as of December 31,1999, giving effect to the disposition as if it had occurred on December 31, 1999.

The unaudited pro forma condensed statements of income disaggregates the Registrant's historical results for the year ended December 31, 1999 from IIMAK's historical results for the year ended December 31, 1999, giving effect to the sale as if it had occurred on January 1, 1999.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the sale had been consummated at January 1, 1999, nor is it necessarily indicative of future operating results or future financial position of the Registrant.

                       Paxar Corporation and Subsidiaries
               Unaudited Pro Forma Condensed Statement of Income
                          Year Ended December 31, 1999
                    (in millions, except per share amounts)

                                                               Pro Forma
                                     Consolidated    IIMAK    Adjustments     Pro Forma
                                                                (Note 1)

Sales                                $      661.8  $   80.8                   $   581.0
Cost of sales                               407.2      54.3        3.6            356.5
                                     ---------------------------------------------------
     Gross profit                           254.6      26.5       (3.6)           224.5
Selling, general and administrative
     expense                                190.6      14.0       (0.6)           176.0
                                     ---------------------------------------------------
     Operating income                        64.0      12.5       (3.0)            48.5
Interest expense, net                       (14.2)       -         5.8             (8.4)
                                     ---------------------------------------------------
Income before taxes                          49.8      12.5        2.8             40.1
Taxes on income                              16.4       4.5        0.9             12.8
                                     ---------------------------------------------------
     Net income                      $       33.4  $    8.0    $   1.9        $    27.3
                                     ===================================================

Basic earnings per common share:
Net income                           $       0.72  $   0.17                   $    0.58
                                     ---------------------------------------------------
Diluted earnings per common share:
Net income                           $       0.71  $   0.17                   $    0.58
                                     ---------------------------------------------------
Average common shares outstanding
Basic                                        46.7      46.7                        46.7
Diluted                                      47.2      47.2                        47.2

         See Note to Unaudited Pro Forma Condensed Financial Statements

                       Paxar Corporation and Subsidiaries
                  Unaudited Pro Forma Condensed Balance Sheet
                               December 31, 1999
                                 (in millions )



                                                                 Pro Forma
                                        Consolidated    IIMAK   Adjustments   Pro Forma
                                                                   (Note 1)
ASSETS
Current assets:
Cash and short-term investments         $       32.2   $ 0.8     $     65.0   $    96.4
Receivables, less allowances                   121.1    13.6                      107.5
Inventories                                     92.4    11.2                       81.2
Other current assets                            17.6     2.4                       15.2
                                        ------------------------------------------------
          Total current assets                 263.3    28.0           65.0       300.3
                                        ------------------------------------------------

Property, plant and equipment,
 at cost                                       344.9   117.0                      227.9
Accumulated depreciation                      (139.6)  (47.6)                     (92.0)
                                        ------------------------------------------------
Net property, plant and equipment              205.3    69.4           -          135.9
                                        ------------------------------------------------
Goodwill and other assets                      165.1     0.5           13.1       177.7
                                        ------------------------------------------------
             Total Assets               $      633.7   $97.9     $     78.1    $  613.9
                                        ================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Due to banks                            $       45.3   $ 0.1      $   (45.0)    $   0.2
Accounts payable and accrued liabilities       112.6    13.7           10.0       108.9
                                        ------------------------------------------------
          Total current liabilities            157.9    13.8          (35.0)      109.1
                                        ------------------------------------------------
Long-term debt                                 163.4     0.1                      163.3
Deferred income taxes                           18.7     9.6                        9.1
Other liabilities                                4.6      -                         4.6

Shareholders' equity:
Common Stock                                     4.7                                4.7
Paid-in capital                                 93.2    42.7           42.7        93.2
Retained earnings                              201.5    31.7           70.4       240.2
Accumulated other comprehensive loss           (10.3)     -                       (10.3)
                                        ------------------------------------------------
          Total shareholders' equity           289.1    74.4          113.1       327.8
                                        ------------------------------------------------
                                        $      633.7   $97.9     $     78.1    $  613.9
                                        ================================================

        See Note to Unaudited Pro Forma Condensed Financial Statements


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                       PAXAR CORPORATION AND SUBSIDIARIES
           NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (in millions)


Note 1:  Pro Forma Adjustments

(a) The pro forma balance sheet gives effect to the $120 proceeds from the transaction as if it had occurred on December 31, 1999. These proceeds reduced bank loans by $45 while increasing short-term investments by $65 after payment of expenses and other closing costs. Other assets increased $13.1 to reflect the Registrant's investment in $7.5 of IIMAK preferred stock and $5.6 of IIMAK common stock.

(b) The pro forma balance sheet gives effect to a gain of $38.7, net of taxes on the sale of IIMAK as if it occurred as of December 31, 1999, but the condensed statement of income does not give effect to such gain.

(c) The pro forma statement of income has been adjusted to reflect the proceeds from the sale as of January 1, 1999. Therefore, the proceeds have been treated as being available for use to reduce interest expense by $1.9 and increase interest income by $3.1. In addition, interest on preferred shares of $0.8 is included in the pro forma adjustments. A dividend reflecting 7.5% of IIMAK's 1999 income is also reflected in the statement of income. Cost of sales increased $3.6 to reflect the terms of the Supply Contract with IIMAK. The pro forma balance sheet does not reflect the impact of these items.